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                                                                   Exhibit 10.14

This instrument prepared by and return to:

MICHAEL S. ROSS, ESQ.
Greenspoon, Marder, Hirschfeld, Rafkin, Ross & Berger, P.A.
100 West Cypress Creek Road
Trade Centre South, Suite #700
Ft. Lauderdale, FL 33309


                         MORTGAGE AND SECURITY AGREEMENT


      THIS MORTGAGE AND SECURITY AGREEMENT executed December __, 1998, by and between FIRST UNION NATIONAL BANK, whose address is 5581 West Oakland Park Boulevard, 2nd Floor, Lauderhill, Florida 33313 (hereinafter referred to as the "Mortgagee" or "Lender") and ORIOLE HOMES CORP., a Florida corporation, whose address for notice under this Mortgage is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (hereinafter collectively referred to as the "Mortgagor" or "Borrower").

                                   WITNESSETH:

      That for divers good and valuable considerations and to secure the payment of an indebtedness or so much thereof as may be advanced, evidenced by two Promissory Notes in the original aggregate principal amount of Six Million Seven Hundred Fifty Thousand and 00/100 U.S. Dollars ($6,750,000.00), and more specifically an Acquisition Real Estate Promissory Note in the original principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 U.S. Dollars ($3,750,000.00) (the "Acquisition Note") and a Construction Revolver Real Estate Promissory Note in the original principal amount of Three Million and 00/100 U.S. Dollars ($3,000,000.00) (the "Construction Note") (the
Acquisition Note and the Construction Note shall sometimes be collectively referred to herein as the "Note"), and a Letter of Credit Facility in the amount of Two Hundred Thousand and 00/100 U.S. Dollars ($200,000.00) (the "L/C Facility") of even date herewith to be paid in accordance with their terms, together with interest thereon and any and all obligations, whether absolute or contingent, due or which may become due from the Mortgagor to the Mortgagee in connection with any ISDA Master Agreement, Schedule to Master agreement, Confirmation Letter and any other documents executed in connection therewith (collectively the "Master Swap Agreement"), the Mortgagor does grant, bargain, sell, alien, remise, release, convey and confirm unto the Mortgagee, its successors and assigns, in fee simple, all of that certain tract of land of which the Mortgagor is now seized and possessed and in actual possession, situate in the County of Palm Beach,

                                   - - 200 - -


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State of Florida,  which is more fully  described in Exhibit "A" attached hereto and made a part hereof, together with the buildings and Houses thereon erected or to be erected (hereinafter referred to as the "Premises").


      TOGETHER with:

      (i) all leasehold estate, and all right, title and interest of Mortgagor in and to all leases or subleases covering the Premises or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

      (ii) all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or any portion thereof or interest therein, and any greater estate in the Premises owned or hereafter acquired;

      (iii) all easements, streets, ways, and, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights;

      (iv) any and all buildings, structures and improvements now or hereafter erected thereon, including, but not limited to the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings, structures and improvements (sometimes hereinafter referred to as the "Houses").

      (v) all fixtures, appliances, machinery, equipment, furniture, furnishings and articles of personal property now or hereafter affixed to, placed upon or used in connection with the operation of any of said properties and all gas, steam, electric, water and other heating, cooking, refrigerating, lighting, plumbing, ventilating, irrigating and power systems, machines, appliances, fixtures, and appurtenances which are now or may hereafter pertain or be used within or on said premises, even though they may be detached or detachable and all building improvement and construction materials, supplies and equipment hereafter delivered to said land contemplating installation or use in the constructions thereon and all rights and interests of Mortgagor in building permits and architectural plans and specifications relating to contemplated constructions or Houses on said Premises and all rights and interests of Mortgagor in present or future mortgage loan commitments pertaining to any of said Premises or Houses thereon (sometimes hereinafter referred to as the "Personal Property"). See attached Exhibit "B" for additional personalty.

      (vi) all awards and proceeds of condemnation for the Premises or any part thereof to which Mortgagor is entitled for any taking of all or any part of the Premises by condemnation or exercise of the right of eminent domain. All such awards and condemnation proceeds are hereby assigned to

                                   - - 201 - -

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Mortgagee  and the  Mortgagee is hereby  authorized,  subject to the  provisions contained in this Mortgage, to apply such awards and condemnation proceeds or any part thereof, after deducting therefrom any expenses incurred by the Mortgagee in the collection or handling thereof, toward the payment, in full or in part, of the Note, notwithstanding the fact that the amount owing thereon may not then be due and payable;

      (vii) all rents, issues and profits of the Premises and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same;

      (viii) all accounts (including contract rights) and general intangibles pertaining to or arising from or in connection with all or any part of the Mortgaged Property, as hereinafter defined, including without limitation a) all proceeds and choses in action arising under any insurance policies maintained with respect to all or any part of the Mortgaged Property (hereinafter defined); and,

      (ix) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing items.

All of the foregoing real and personal property, and all rights, privileges and franchises are collectively referred to as the "Mortgaged Property."

      TO HAVE AND TO HOLD all and singular the Mortgaged Property hereby conveyed, and the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof and also all the estate, right, title, interest property, possession, claim and demand whatsoever as well in law as in equity of the said Mortgagor in and to the same and every part and parcel thereof unto the said Mortgagee in fee simple.

      PROVIDED ALWAYS that if the Mortgagor shall pay to the Mortgagee any and all indebtedness due by Mortgagor to Mortgagee (including the indebtedness evidenced by the Note and any and all renewals of the same) and shall perform, comply with and abide by each and every stipulation, agreement, condition, and covenant of the Note, this Mortgage, the L/C Facility and the Loan Agreement (defined herein); then this Mortgage and the estate hereby created shall cease and be null and void. Provided, it is further covenanted and agreed by the parties hereto that this Mortgage also secures the payment of and includes all future or further advances as hereinafter set forth, to the same extent as if such made on the date of the execution of this Mortgage, and any disbursements made for the payment of tax, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

      To protect the security of this Mortgage, the Mortgagor further covenants, warrants and agrees with the Mortgagee as follows:


                                   - - 202 - -


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                                    ARTICLE I
                      COVENANTS AND AGREEMENTS OF MORTGAGOR

      1.01 Payment of Secured Obligations. Mortgagor shall pay when due the principal of, and the interest on, the indebtedness evidenced by the Note, and the charges, fees and the principal of, and interest on, any future advances secured by this Mortgage and shall otherwise comply with all the terms of the Note, the Loan Agreement, the L/C Facility and this Mortgage.

      1.02 Warranties and Representations. Mortgagor hereby covenants with Mortgagee that Mortgagor is indefeasibly seized of the Mortgaged Property in fee simple; that the Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for Mortgagor at all times peaceably and quietly to enter upon, hold, occupy and enjoy said Mortgaged Property and every part thereof; that Mortgagor will make such further assurances to perfect the lien interest in said Premises in Mortgagee, as may reasonably be required; and that Mortgagor does hereby fully warrant the title to the Mortgaged Property and every part thereof and will defend the same against the lawful claims of all persons whomsoever.

              Mortgagor further represents and warrants to Mortgagee that all information, reports, paper, and data given to Mortgagee with respect to Mortgagor, and to the loan evidenced by the Note and Mortgage are accurate and correct in all material respects and complete insofar as may be necessary to give Mortgagee a true and accurate knowledge of the subject matter.

      1.03 Ground Leases, Leases, Subleases and Easements. Mortgagor, at Mortgagor's sole cost and expense, shall maintain and cause to be performed all of the covenants, agreements, terms, conditions and provisions on its part to be kept, observed and performed under any ground lease, lease, sublease or easements which may constitute a portion of or an interest in the Premises, shall require its tenants or subtenants to keep, observe and perform all the covenants, agreements, terms, conditions and provisions on their part to be kept, observed or performed under any and all ground leases, leases, subleases or easements; and shall not suffer or permit any breach or default to occur with respect to the foregoing; and in default thereof the Mortgagee shall have the right to perform or to require performance of any such covenants, agreements, terms, conditions or provisions of any such ground lease, lease, sublease or easements and to add any expense incurred in connection therewith to this debt secured hereby, which such expense shall bear interest from the date of payment to the date of recovery by the Mortgagee at the Default Rate as hereinafter defined. Any such payment by the Mortgagee with interest thereon shall be immediately due and payable. The Mortgagor shall not, without the consent of the Mortgagee, consent to the modification, amendment, cancellation, termination or surrender of any such ground lease, lease, sublease, or easement; provided, however, the consent of Mortgagee shall not be required for any leases entered into by Mortgagor and residents of the Premises.


                                   - - 203 - -


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              No release or forbearance of any of Mortgagor's  obligation  under any such ground lease, or sublease, shall release Mortgagor from any of its obligations under this Mortgage.

      1.04 Required Insurance. Mortgagor will, at Mortgagor's sole cost and expense, maintain or cause to be maintained with respect to the Mortgaged Property, and each part thereof, the following insurance:

              (a) Insurance against loss or damage to the Improvement by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage" (including vandalism and malicious mischief) in an amount not less than the original amount of the Note or the full replacement cost of the Houses;

              (b) Reporting form "all risk" Builders' Risk Insurance (including hazard and material stockpile clauses) without co-insurance in an amount not less than 100% of the replacement cost of the Houses;

              (c) Flood Hazardous Insurance in the amount of the principal amount of the Note or the maximum limit of coverage available under the National Flood Insurance Act of 1968, Disaster Protection Act of 1973, and the Housing and Community Development Acts of 1974 and 1977, all as amended, whichever is less;

              (d) Single limit comprehensive general liability insurance for not less than Three Million and 00/100 U.S. Dollars ($3,000,000.00) against claims and liability for bodily injury or property damage to persons or property occurring on the Mortgaged Property; and

              (e) Such other insurance, and in such amounts, as may from time to time be required by Mortgagee against the same or other hazards.

              All policies of insurance required by the terms of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagor.

              Mortgagor may effect for its own account any insurance not required under this Section 1.04, but any such insurance effected by Mortgagor on the Premises, whether or not so required, shall be for the mutual benefit of Mortgagor and Mortgagee and shall be subject to the other provisions of this Mortgage.


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      1.05 Delivery of Policies,  Payment of Premiums. All policies of insurance shall be issued by companies with ratings of A or better (Excellent or Superior), and Class IX or better, in A.M. Best's Insurance Reports, licensed by the Insurance Commissioner of the State of Florida to conduct business in the State of Florida and in amounts in each company satisfactory to Mortgagee. All policies of insurance shall have attached thereto a lender's loss payment endorsement for the benefit of Mortgagee in form satisfactory to Mortgagee. Each policy Mortgagee clause shall name "FIRST UNION NATIONAL BANK, ITS SUCCESSORS AND/OR ASSIGNS" as first mortgagee. Mortgagor shall furnish Mortgagee with an original policy of all policies of required insurance. If Mortgagee consents to Mortgagor providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, then Mortgagor shall furnish Mortgagee with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date. At least thirty (30) days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the Payment of premium and the reissuance of a policy continuing insurance in force as required by this Mortgage. Policy premiums for all coverages must be prepaid at least a quarter in advance and all policy renewals must be forwarded to First Union National Bank, Attn: Insurance Department, Va 7374, P.O. Box 50130, Roanoke, Virginia 24040. All policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Section, Mortgagee may procure such insurance or single- interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor the amount of all such premiums together with interest thereon at the rate of interest after maturity or default provided in the Note or the maximum rate permitted by Florida law, whichever is less.

       1.06 Insurance Proceeds. After the happening of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee.

              (a) In the event of any damage to or destruction of the Mortgaged Property, Mortgagee shall have the option in its sole discretion of applying or paying all or part of the insurance proceeds (i) to any indebtedness secured hereby and in such order as Mortgagee may determine, or (ii) to the restoration of the Houses, or (iii) to Mortgagor.

              (b) In the event of such loss or damage, all proceeds of insurance shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance.


                                   - - 205 - -


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              (c) Nothing herein  contained shall be deemed to excuse  Mortgagor from repairing or maintaining the Mortgaged Property as provided in this Mortgage or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

      1.07 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of the Mortgagor in and to all policies of insurance required by this Section shall inure to the benefit of and pass the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property. Mortgagor hereby appoints Mortgagee its attorney-in-fact to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss thereunder or otherwise.

      1.08 Taxes, Utilities and Impositions. Mortgagor will pay, or cause to be paid and discharged, on or before the last day on which they may be paid without penalty or interest, all such duties, taxes, sewer rents, charges for water, or for setting or repairing of meters, and all other utilities on the Mortgaged Property or any part thereof, and any assessments and payments, usual or unusual, extraordinary or ordinary, which shall be imposed upon or become due and payable or become a lien upon the Premises or any part thereof and the sidewalks or streets in front thereof and any vaults therein by virtue of any present or future law of the United States or of the State, County, or City wherein the Premises are located (all of the foregoing being herein collectively called "Impositions"). In default of any such payment of any imposition, Mortgagee may pay the same and the amount so paid by Mortgagee shall, at the Mortgagee's option, become immediately due and payable with interest at the Default Rate and shall be deemed part of the indebtedness secured by this Mortgage.

              If at any time there shall be assessed or imposed (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to this Section or (ii) a license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in this Section, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment at Impositions or, at the option of Mortgagee, all obligations secured hereby, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate. inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

              Mortgagor will pay all mortgage recording taxes and fees payable with respect to this Mortgage or other mortgage or transfer taxes due on account of this Mortgage or the Note secured hereby.

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              Mortgagor will exhibit to Mortgagee the original receipts or other reasonably satisfactory proof of the payment of all Impositions which may affect the Mortgaged Property or any part thereof or the lien of the Mortgage promptly following the last date on which each Imposition is payable hereunder.

              Notwithstanding the foregoing, Mortgagor shall have the right, after prior written notice to Mortgagee, to contest at its own expense the amount and validity of any Imposition affecting the Mortgaged Property by appropriate proceedings conducted in good faith and with due diligence and to postpone or defer payment thereof, if and so long as:

              (a) Such proceedings shall operate to suspend the collection of such Imposition from Mortgagor or the Mortgaged Property; or

              (b) Neither the Mortgaged Property nor any part thereof would be in immediate danger of being forfeited or lost by reason of such proceedings, postponement or deferment; and

              (c) In the case of any Imposition affecting the Mortgaged Property which might be or become a lien, encumbrance or charge upon or result in any forfeiture or loss of the Mortgaged Property or any part thereof, or which might result in loss or damage to Mortgagor or Mortgagee, Mortgagor, prior to the date such Imposition would become delinquent, shall have furnished Mortgagee with security satisfactory to Mortgagee, and, in the event that such security is furnished, Mortgagee shall not have the right during the period of the contest to pay, remove or discharge the Imposition.

      1.09 Escrow Reserves. If Mortgagor commits any Event of Default hereunder or under the Note, or any other Loan Document, then Mortgagee may require, in its discretion, Mortgagor to pay to Mortgagee on the date of each regular installment of interest as required by the Note secured hereby (or on the first day of each month if the interest payments are due other than monthly), until the Note is fully paid, an amount equal to one-twelfth (1/12) or such proportionate share of the yearly premiums for insurance and/or Impositions as shall enable Mortgagee to pay for the insurance premiums and/or Impositions when due. Such added payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of the Mortgagee, and no interest shall be payable to Mortgagor with respect thereof. Upon demand of the Mortgagee, the Mortgagor agrees to deliver to the Mortgagee such additional monies as to enable the Mortgagee to pay such insurance premiums and/or Impositions when due. In the event of default by the Mortgagor in the performance of any of the terms, covenants and conditions of this Mortgage or the Note secured hereby, the Mortgagee may apply to the reduction of the principal sum or any other sum secured hereby in such manner as the Mortgagee shall determine, any amount under this Paragraph 1.09 remaining to the Mortgagor's credit.


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      1.10 Maintenance, Repairs, Alterations. Mortgagor shall keep the Mortgaged
Property, or cause the same to be kept, in good condition and repair and fully protected from the elements to the satisfaction of Mortgagee; Mortgagor shall not commit nor permit to be committed waste thereon and shall not do nor permit to be done any act by which the Mortgaged Property shall become less valuable; Mortgagor will not remove, demolish or structurally alter any of the Houses (except such alterations as may be required by laws, ordinances or regulations) without the prior written permission of the Mortgagee; Mortgagor shall complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Premises and promptly restore in like manner any improvements which may be damaged or destroyed thereon and will pay when due all claims for labor performed and materials furnished therefor; Mortgagor shall use and operate, and shall require its lessees or licensees to use or operate, the
Mortgaged   Property  in  compliance  with  all  applicable  laws,   ordinances,
regulations. covenants, conditions and restrictions, and with all applicable requirements of any ground lease, lease or sublease now or hereafter affecting the Premises or any part thereof. Unless required by law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the stated use of Mortgaged Property from that which was disclosed to Mortgagee at the time of execution hereof. Mortgagor shall not initiate or acquiesce to a zoning change of the Mortgaged Property without the prior notice to and consent of Mortgagee. Mortgagee and its representatives shall have access to the Premises at all
reasonable  times  to  determine   whether   Mortgagor  is  complying  with  its
obligations under this Mortgage, including, but not limited to, those set out in this Section.

      1.11 Eminent Domain. Should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public use or improvement or condemnation proceeding, or in any other manner ("Condemnation"), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Mortgagee.

              (a) Mortgagee shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation, and shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceedings relating thereto. Mortgagee shall also be entitled to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the "Proceeds") are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require.

              (b) In the event any portion of the Mortgaged Property is so taken or damaged, Mortgagee shall have the option in its sole and absolute discretion, to apply all such Proceeds, after deducting therefrom all outstanding expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with such Proceeds, upon any indebtedness secured hereby, or to apply all such Proceeds, after such deductions, to the restoration of the Mortgaged Property upon such conditions as Mortgagee

                                   - - 208 - -


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may determine.  Such  application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

              (c) Any amounts received by Mortgagee hereunder (after payment of any costs in connection with obtaining same), shall, if retained by Mortgagee, be applied in payment of any accrued interest and then in reduction of the then outstanding principal sum of the Note, notwithstanding that the same may not then be due and payable. Any amount so applied to principal shall be applied to the payment of installments of principal on the Note in inverse order of their due dates.

      1.12 Actions by Mortgagee to Preserve the Security of this Mortgage. If the Mortgagor fails to make any payment or to do any act as and in the manner provided for in this Mortgage or the Note, the Mortgagee, in its own discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as the Mortgagee may deem necessary to protect the security hereof. Mortgagor will pay upon demand all expenses incurred or paid by Mortgagee (including, but not limited to attorneys' fees and court costs including those of appellate and bankruptcy proceedings) on account of the exercise of any of the aforesaid rights or privileges or on account of any litigation which may arise in connection with this Mortgage or the Note or on account of any attempt, without litigation, to enforce the terms of this Mortgage or said Note. In case the Mortgaged Property or any part thereof shall be advertised for foreclosure sale and not sold, Mortgagor shall pay all costs in connection therewith.

              In the event that the Mortgagee is called upon to pay any sums of money to protect this Mortgage and the Note as aforesaid, all monies advanced or due hereunder shall become immediately due and payable, together with interest at the Default Rate, computed from the date of such advance to the date of the actual receipt of payment thereof by the Mortgagee.

      1.13 Cost of Collection. In the event this Mortgage is placed in the hands of an attorney for the collection of any sum payable hereunder, the Mortgagor agrees to pay all costs of collection, including reasonable attorney's fees including those in all appellate and bankruptcy proceedings, incurred by the Mortgagee, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law. All such costs so incurred shall be deemed to be secured by this Mortgage.

      1.14 Survival of Warranties. All representations, warranties and covenants of Mortgagor contained herein or incorporated by reference shall survive funding of the loan evidenced by the Note and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the obligations secured by this Mortgage remain outstanding.


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      1.15  Additional  Security.  In the  event  Mortgagee  at any  time  holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, as its option, either before or concurrently herewith or after a sale is made hereunder,

      1.16 Inspections. Mortgagee, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or on any part of the Premises for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

      1.17 Liens. Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Mortgaged Property or any part thereof or interest therein. Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require, and provided further that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law. Any amount so paid by the Mortgagee shall, at Mortgagee's option, become immediately due and payable with interest at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

      1.18 Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances are made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total unpaid balance so secured at one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

      1.19 No Limitation of Future Advance Rights. Mortgagor covenants and agrees with Mortgagee that:

              (a) Mortgagor waives and agrees not to assert any right to limit future advances under this Mortgage, and any such attempted limitation shall be null, void and of no force and effect. Any correspondence by Mortgagor regarding the future advances must be sent to Mortgagee at the address set forth above and to Mortgagee's counsel.

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              (b) An Event of Default  under the  Mortgage  shall  automatically exist (i) if Mortgagor executes any instrument which purports to have or would have the effect of impairing the priority of or limiting any future advance which might ever be made under the Mortgage or (ii) if Mortgagor takes, suffers, or permits any action or occurrence which would adversely affect the priority of any future advance which might ever be made under the Mortgage.

      1.20 Appraisals. Mortgagor covenants and agrees that Mortgagee may obtain an appraisal of the Mortgaged Property when required by the regulations of the Federal Reserve Board of the Office of the Comptroller of the Currency or at such other times as the Mortgagee may reasonably require, but no more than once per year, if Mortgagee has reasonable belief that the value of the Mortgaged Property may have declined, or if the loan is in default. Such appraisals shall be performed by an independent third party appraiser selected by the Mortgagee and Mortgagor shall provide Lender, at Mortgagor's sole cost and expense, the current appraisal of the Mortgaged Property within seventy-five (75) days of Mortgagee's written request for the same. The cost of such appraisal shall be borne by the Mortgagor. If requested by Mortgagee, the Mortgagor shall execute an engagement letter addressed to the appraiser selected by the Mortgagee. Mortgagor's failure or refusal to sign such an engagement letter however shall not impair Mortgagee's right to obtain such an appraisal. Mortgagor agrees to pay the cost of such appraisal within ten (10) days after receiving an invoice for such appraisal. Mortgagor's failure to promptly comply with the terms herein shall be deemed an Event of Default hereunder.


                                   ARTICLE II
                        ASSIGNMENT OF LEASES, SUBLEASES,
                      FRANCHISES, RENTS, ISSUES AND PROFITS

      2.01 Assignment of Rents. Mortgagor hereby collaterally assigns and transfers to Mortgagee all the leases, subleases, franchises, rents, issues and profits of the Mortgaged Property, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits as herein set forth. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, immediately and without further legal action being necessary, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than one month in advance) prior to or at any time there is not an Event of Default under this Mortgage.

      2.02 Collection Upon Default. Upon any Event of Default under this Mortgage, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession at the Mortgaged Property, or any part thereof, in its own name, sue for or otherwise

                                   - - 211 - -


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collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

      2.03 Restriction on Further Assignments, etc. Except as hereinafter specifically provided, Mortgagor shall not, without the prior written consent of the Mortgagee, assign the rents, issues or profits, or any part thereof, from the Mortgaged Property or any part thereof, and shall not consent to the modification, cancellation or surrender of any lease or sublease covering the Mortgaged Property. An action of Mortgagor in violation of the terms of this Section shall be void as against Mortgagee in addition to being a default under this Mortgage.

              The Mortgagor shall not, without the consent of the Mortgagee, consent to the cancellation or surrender of, or accept prepayment of rents, issues or profits, other than rent paid at the signing of a lease or sublease, under any lease or sublease now or hereafter covering the Mortgaged Property or any part thereof, nor modify any such lease or sublease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported assignment, cancellation, surrender, prepayment or modification made without the written consent of the Mortgagee shall be void as against the Mortgagee; provided, however, the consent of Mortgagee shall not be required for any leases entered into by Mortgagor and the residents of the Premises. The Mortgagor shall, upon demand of the Mortgagee, enter into an agreement with the Mortgagee with respect to the provisions contained in the preceding provision regarding any lease or sublease covering said Mortgaged Property or any part thereof, and the Mortgagor hereby appoints the Mortgagee attorney-in-fact of the Mortgagor to execute and deliver any such agreement on behalf of the Mortgagor and deliver written notice thereof to the tenant to whose lease such agreement relates.

              The Mortgagor agrees to furnish to the Mortgagee a copy of any modification of any lease presently in effect and copies of all future leases affecting the Mortgaged Property covered by this Mortgage, and failure to furnish to the Mortgagee a copy of any modification of a lease or a copy of any future lease affecting said Mortgaged Property, shall be deemed an Event of Default under this Mortgage and the Note, for which the holder of this Mortgage may, at its option, declare the entire unpaid balance of the subject Mortgage and Note to be immediately due and payable.

              All leases or subleases hereafter entered into by Mortgagor with respect to the Mortgaged Property or any part thereof, shall be subordinate to the lien of this Mortgage unless expressly made superior to this Mortgage in the manner hereinafter provided. At any time or times Mortgagee may execute and record in the appropriate Office of the Register or County Clerk of the County where the Premises are situated, a Notice of Subordination reciting that the lease or leases therein described shall be superior to the lien of this Mortgage. From and after the recordation of such Notice of

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Subordination,  the lease or leases therein  described  shall be superior to the lien of this Mortgage and shall not be extinguished by any foreclosure sale hereunder.

                                   ARTICLE III
                       ENVIRONMENTAL CONDITION OF PREMISES

      3.01 Environmental Condition of Property. Mortgagor hereby warrants and represents to Mortgagee after thorough investigation that, to the best of its knowledge:

              (a) the premises are now and at all times hereafter will continue to be in full compliance with all Federal, State and local environmental laws and regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), Public Law No. 96-510, 94 Stat. 2767, and the Superfund Amendments and Reauthorization Act of 1986 (SARA), Public Law No. 99-499, 100 Stat. 1613, and

              (b) (i) as of the date hereof there are no hazardous materials, substances, waste or other environmentally regulated substances (including without limitation, any materials containing asbestos) located on, in or under the Premises or used in connection therewith, or (ii) Mortgagor has fully disclosed to Mortgagee in writing the existence, extent and nature of any such hazardous material, substance, waste or other environmentally regulated substance, currently present or which Mortgagor is legally authorized and empowered to maintain on, in or under the Premises or use in connection therewith. Mortgagor has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is and will remain in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals. Mortgagor further warrants and represents that it will promptly notify Mortgagee of any change in the environmental condition of the Premises or in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Premises or used in connection therewith, and will transmit to Mortgagee, within five (5) days of receipt, copies of any citations, orders, notices or other material governmental of other communication received with respect to any other hazardous materials, substances, waste or other environmentally regulated substance affecting the Premises.

              (c) Mortgagee shall have the right to require Mortgagor to periodically (but not more frequently than annually (unless an Environmental Complaint is then outstanding) perform (at Mortgagor's expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment, each of which must be satisfactory to Mortgagee in its sole discretion, of the Mortgaged Property, hazardous waste management practices and/or hazardous waste disposal sites used by Mortgagor. Such audit and/or risk assessment must be by an environmental consultant satisfactory to Mortgagee. Should Mortgagor fail to perform such environmental audit or risk assessment within thirty (30) days of the Mortgagee's written request, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Mortgagee

                                   - - 213 - -


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in the exercise of such rights shall bear interest at the default rate set forth in the Note, and shall be secured by this Mortgage, and shall be payable by Mortgagor upon demand or charge to Mortgagor's loan balance at the discretion of the Mortgagee.

              Mortgagor hereby indemnifies and holds harmless Mortgagee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses (including attorneys', consultant's or expert's fees) of every kind and nature incurred, suffered by or asserted against Mortgagee as a direct or indirect result of:

              (a) any warranty or representation made by Mortgagor in this paragraph being or becoming false or untrue in any material respect or

              (b) any requirement under the law, regulation or ordinance, local, state or federal, regarding the removal or elimination of any hazardous materials, substances, waste or other environmentally regulated substances.

              Mortgagor's obligations hereunder shall not be limited to any extent by the term of the Note, and, any act or occurrence which happens prior to payment in full and satisfaction of the Note which gives rise to liability hereunder and/or hereafter, shall continue, survive and remain in full force and effect notwithstanding foreclosure of this Mortgage, (where Mortgagee is the purchaser at the foreclosure sale), or delivery of a deed in lieu of foreclosure to Mortgagee.

                                   ARTICLE IV
                               SECURITY AGREEMENT

      4.01 Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in any and all personal property included within the Mortgaged Property (herein the "Personal Property") located on or at the Premises, including without limitation, the Master Swap Agreement and any and all property of similar type or kind hereafter located on or at the Premises for the purposes of securing all obligations of Mortgagor set forth in this Mortgage. This instrument is a self-operative security agreement with respect to the above described property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may request.

       4.02 Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants as follows:

              (a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever. Mortgagor shall notify Mortgagee of, and shall

                                   - - 214 - -


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defend the Personal Property  against,  all Claims and demands of all persons at any time claiming the same or any interest therein.

              (b) Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee, except in the ordinary course of Mortgagor's business.

              (c) The Personal Property is not and shall not be used or bought for personal, family or household purposes.

              (d) The Personal Property shall be kept on or at the Premises and Mortgagor will not remove the Personal Property from the Premises without the prior written consent of Mortgagee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor.

              (e) Mortgagor maintains a place of business in the State of Florida and Mortgagor shall immediately notify Mortgagee in writing of any change in its place of business as set forth in the beginning of this Mortgage.

              (f) At the request of the Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and renewals and amendments thereof pursuant to the Uniform Commercial Code of Florida in form satisfactory to Mortgagee, and will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable.

              (g) All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personal Property whether or not expressly referred to herein.

              (h) The Mortgaged Property is currently in compliance and will comply with all applicable laws (including, without limitation, the Americans With Disabilities Act of 1990), ordinances, rules, and regulations, and with all events, conditions, easements, and restrictions to which the Mortgaged Property is subject.

              (i) This Mortgage constitutes a Security Agreement as that term is used in the Uniform Commercial Code of Florida.

              (j) Mortgagor shall, from time to time, at Mortgagee's request, furnish Mortgagee or any other person or entity designated by Mortgagee, an affidavit or certificate in a form satisfactory to Mortgagee which shall: (i) indicate the unpaid principal balance and accrued interest on the Note; (ii) acknowledge either that Mortgagor is not in default of the terms

                                   - - 215 - -


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and  conditions of the Note and the Loan  Documents or that default  exists,  in which case, any defaults shall be described in detail; (iii) state that Mortgagor has no defense, right of set-off or counterclaim to the payment of the indebtedness, or any part thereof, or the performance of any obligations (or describe any such defense, set-off, or counterclaim). Any purchaser or assignee of the Note and Loan Documents or any participating interest therein may rely on the representations of the Mortgagor contained in such affidavit or certificate.


                                    ARTICLE V
                              REMEDIES UPON DEFAULT

      5.01 Events of Default. Any one or more of the following shall constitute a default under this Mortgage and the Note hereby secured:

              (a) Failure of Mortgagor to make one or more payments required by the Note or the L/C Facility on the respective due date thereof after any applicable grace period.

              (b) Failure of Mortgagor to pay the amount of any costs, expenses or fees (including counsel fees) of the Mortgagee, with interest thereon, as required by any provision of this Mortgage.

              (c) Failure to exhibit to the Mortgagee, within ten (10) days after demand, receipts showing payment of real estate taxes and assessments.

              (d) Except as hereinbefore permitted, the actual or threatened alteration, demolition or removal of any building on the Premises without written consent of the Mortgagee.

              (e) Failure to maintain the Houses on the Premises as herein required, free of any liens placed or threatened during the term hereof.

              (f) Failure to comply with any requirements or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Mortgaged Property within three (3) months from the issuance thereof, or before any such violation becomes a lien against the Mortgaged Property, whichever first occurs

              (g) Failure of Mortgagor or others to comply with or perform any other warranty, covenant, condition, agreement contained herein, in the Note, the L/C Facility, the Construction Loan Agreement, executed and dated on the same date hereof (the "Loan

                                   - - 216 - -


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Agreement"),  the  Commitment  Letter dated  December 11, 1998,  or in any other document executed by Mortgagor in conjunction with this transaction, of even date herewith.

              (h) Any breach of any covenant or warranty or material untruth of any representation of Mortgagor contained in this Mortgage, or the Note or any guaranty executed in conjunction herewith.

              (i) The institution of any involuntary bankruptcy, reorganization or insolvency proceedings against the then owner or Mortgagor in possession of the Mortgaged Property, or any guarantee, or the appointment of a receiver or a similar official with respect to all or a substantial part of the properties of the then owner or Mortgagor in possession of the Mortgaged Property and a failure to have such proceedings dismissed or such appointment vacated within a period of forty-five (45) days.

              (j) The institution of any voluntary bankruptcy, reorganization or insolvency proceedings by the then owner or Mortgagor in possession of the Mortgaged Property, or the appointment of a receiver or a similar official with respect to all or a substantial part of the properties of the then owner or Mortgagor in possession of the Mortgaged Property at the instance of the then owner or Mortgagor in possession of the Mortgaged Property.

              (k) The assertion or making of any levy, seizure, forfeiture action, mechanic's or materialman's lien or attachment on the Mortgaged Property or any part thereof; provided, however, Mortgagor shall be entitled to transfer any claim of a mechanics lien to bond within ten (10) days of its receipt of notice of its recording, but in no event longer then thirty (30) days, provided, however, that a separate Notice of Commencement must be filed for each House, in which event, the filing of such assertion or making of levy, seizure, forfeiture action, mechanics or materialmans lien or attachment shall not constitute an Event of Default hereunder.

              (l) If default shall occur in any loan now or hereafter in existence between Mortgagee and Mortgagor or any mortgagee which the Mortgagor has any interest whatsoever, and, conversely, the occurrence of an Event of Default hereunder shall also constitute a default under any such other loan.

              (m) The violation (with respect to the Mortgaged Property) of any growth management statutes, concurrency laws and regulations, zoning ordinances, building codes or restrictions or present or future encumbrances.

              (n) The occurrence of any Event of Default under the Note, the Loan Agreement or any other loan agreement or guaranty, whether or not such event is specifically set forth herein.


                                   - - 217 - -


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              (o) A payment  default  and any other  event of default  under any
Master Swap Agreement.

              (p) Failure of Mortgagor, within three hundred sixty (360) days of the date that the Acquisition Note is funded, to make a principal reduction payment in the amount of $688,400.00 under the Acquisition Note.

      5.02 Default Rate. The Default Rate shall be the highest, nonusurious rate allowable by law at the time of default, provided, however, that at no time shall any interest or charges in the nature of interest be taken, exacted, received or collected which would exceed the maximum rate permitted by law.

      5.03 Acceleration Upon Default, Additional Remedies. In the event that one or more defaults as above provided shall occur, the remedies available to Mortgagee shall include, but not necessarily be limited to, any one or more of the following:

              (a) Mortgagee shall declare the entire unpaid balance of the Note immediately due and payable without demand or notice.

              (b) Mortgagee may take immediate possession of the Mortgaged Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such person or persons and at such rental as it may deem proper and collect all rents, issues and profits, therefrom, including those past due as well as those thereafter accruing, with the right in the Mortgagee to cancel any lease or sublease for any cause which would entitle Mortgagor to cancel the same; to make such expenditures for maintenance, repairs and costs of operation as it may deem advisable; and after deducting the cost thereof and a commission of five (5%) percent upon the gross amount of rents collected, to apply the residue to the payment of any sums which are unpaid hereunder or under the Note. The taking of possession under this paragraph shall not prevent concurrent or later proceedings for the foreclosure sale of the Mortgaged Property as provided elsewhere herein.

              (c) Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver or similar official to manage and operate the Mortgaged Property, or any part thereof, and to apply the net rents and profits therefrom to the payment of the interest and/or principal of said Note and/or any other obligations of Mortgagor to Mortgagee hereunder. In event of such application, Mortgagor agrees to consent to the appointment of such receiver or similar official, and agrees that such receiver or similar official may be appointed without notice to Mortgagor, with regard to the adequacy of any security for the debts and with regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Note or any other obligation of Mortgagor hereunder.


                                   - - 218 - -


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              (d) Without declaring the entire unpaid principal balance due, the
Mortgagee may foreclose as to the sum past due, without injury to this Mortgage or the displacement or impairment of the remainder of the lien thereof, and such foreclosure sale, the property shall be sold subject to all remaining items of indebtedness, and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due.

      5.04 Additional Provisions. Mortgagor expressly agrees, on behalf of itself, its successors and assigns and any future owner of the Mortgaged Property, or any part thereof or interest therein, as follows:

              (a) All remedies available to Mortgagee with respect to this Mortgage shall be cumulative and may be pursued concurrently or successively. No delay by Mortgagee in exercising any such remedy shall operate as a waiver thereof or preclude the exercise thereof during the continuance of that or any subsequent default.

              (b) The obtaining of a judgment or decree on the Note, whether in the State of Florida or elsewhere, shall not in any manner affect the lien of this Mortgage upon the Mortgaged Property covered hereby, and any judgment or decree so obtained shall be secured to the same extent as said Note is now secured.

              (c) ln the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the indebtedness hereby secured whether or not such proceeds may exceed the value of the Mortgaged Property for unpaid taxes, liens, assessments and any other costs relating to the Mortgaged Property.

              (d) The only limitation upon the foregoing agreements as to the exercise of Mortgagee's remedies is that there shall be but one full and complete satisfaction of the indebtedness secured hereby.

              (e) The Mortgagor shall duly, promptly and fully perform each and every term and provision of the Loan Agreement which has been executed and delivered by the parties hereto simultaneously with the execution and delivery hereof, the terms of which Loan Agreement are incorporated herein by reference. The lien of this Mortgage secures the payment of all sums payable to Mortgagee and the performance of all covenants and agreements of Mortgagor under the terms of the Loan Agreement.

      5.05 Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage, the Loan Agreement, the L/C Facility, or the Note or under any other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed

                                   - - 219 - -
of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given to Mortgagee or to which it may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and it may pursue inconsistent remedies.

      5.06 Curative Periods. Mortgagor shall have a ten (10) day grace period from each respective due date in which to make any periodic installment of principal or interest required under the terms of the Note. Additionally, unless a shorter period is otherwise set forth herein, Mortgagor shall have thirty (30) days after receipt of written notice from Mortgagee in which to cure any non-monetary Event of Default expressly excluding voluntary or involuntary bankruptcy proceedings filed by or against the Mortgagor and/or judgments rendered against the Mortgagor, which in the aggregate exceed $200,000.00.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.01 Corporate Existence. So long as the Mortgaged Property shall be owned or held by a corporation, such corporation shall at all times maintain its corporate existence and shall be fully authorized to do business in the State of Florida and shall maintain in the State of Florida a duly authorized registered agent for the service of process. Failure to comply with such obligations shall be a default under this Mortgage. Within ninety (90) days after the expiration of the time for filing its annual report and the payment of the appropriate corporate taxes in the State of Florida, Mortgagor will furnish to Mortgagee a certificate of good standing or other evidence satisfactory to Mortgagee to show compliance with the provisions of this Section.

      6.02 Statements by Mortgagor. Mortgagor, within three (3) days after request in person or within ten (10) days after request by mail, will furnish to Mortgagor or any person, firm or corporation designated by Mortgagee, a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, and stating either that no offsets of defenses exist against such debt, or, if such offsets or defenses are alleged to exist, full information with respect to such alleged offsets and/or defenses.


                                   - - 220 - -

      6.03 Successors and Assigns. The provisions hereof shall be binding upon and shall inure to the benefit of the Mortgagor, its successors and assigns, including without limitation subsequent owners of the Premises or the leasehold estate of the Premises or any part thereof; shall be binding upon and shall inure to the benefit of Mortgagee, its successors and assigns and any future holder of the Note, and any successors or assigns of any future holder of the Note. In the event the ownership of the Mortgaged Property or any leasehold estate that may be covered by this Mortgage, becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this instrument and the
Note in the same manner as with the Mortgagor, and may alter the interest rate and/or alter or extend the terms of payments of the Note without notice to Mortgagor hereunder or under the Note hereby secured or the lien or priority of this Mortgage with respect to any part of the Mortgaged Property covered hereby, but nothing herein contained shall serve to relieve Mortgagor of any liability under the Note or this Mortgage (or any other agreement executed in conjunction therewith) unless Mortgagee shall expressly release Mortgagor in writing. Mortgagor and any transferee or assignee shall be jointly and severally liable for any documentary or intangible taxes imposed as a result of any transfer or assumption.

      6.04 Notices. All notices, demands and requests given by either party hereto to the other party shall be in writing. All notices, demands and requests by the Mortgagee to the Mortgagor shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the Mortgagor at the address as the Mortgagor may from time to time designate by written notice to the Mortgagee, given as herein required. All notices, demands and requests by the Mortgagor to the Mortgagee shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the Mortgagee, or to such other address as the Mortgagee may from time to time designate by written notice to the Mortgagor given as herein required. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be deposited in any post office or branch post office regularly maintained by the United States Government.

              The Mortgagor shall deliver to the Mortgagee, promptly upon receipt of same, copies of all notices, certificates, documents and instruments received by it which materially affect any part of the Mortgaged Property covered hereby, including, without limitation, notices, notices from any lessee or sublessee claiming that the Mortgagor is in default under any terms of any lease or sublease.

      6.05  Modifications  In  Writing.   This  Mortgage  may  not  be  changed,
terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought.


                                   - - 221 - -

      6.06 Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

      6.07 Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured portion of the debt shall be completely paid prior to the payments of the secured portion of the debt, and all payments made on the debt, whether voluntary or otherwise, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

      6.08 No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Mortgaged Property shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates. In addition, upon the foreclosure of the lien created by this Mortgage on the Mortgaged Property pursuant to the provisions hereof, any leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such tenant or subtenant.

      6.09 Governing Law and Construction of Clauses. This Mortgage shall be governed and construed by the laws of the State of Florida. No act of the Mortgagee shall be construed as an election to proceed under any one provision of the Mortgage or of the applicable statutes of the State of Florida to the exclusion of any other such provision, anything herein or otherwise to the contrary notwithstanding. The venue for any action arising out of this Mortgage, the Loan Agreement, and any other Loan Document or matters related hereto shall be in a court of competent jurisdiction in Palm Beach or Broward County, Florida.

      6.10 Transfer. It shall be an Event of Default hereunder if any part of the property encumbered by this Mortgage, or any interest therein, is sold, conveyed, encumbered or otherwise transferred by the Mortgagor, without Mortgagee's prior written consent.

      6.11 Books and Records. Mortgagor and the Guarantors of Mortgagor, if any, shall furnish annually to Mortgagee complete, true and accurate books of accounts and records reflecting the results of the operation of the Mortgaged Property. Mortgagor shall also furnish to Mortgagee within one hundred twenty
(120) days after the end of each fiscal year of Mortgagor, fiscal year end audited income statements, balance sheets, cash flow analysis, projections, tax returns, contingent liability statements, and a Quarterly Financial Presentation which shall be certified as true and correct by an

                                   - - 222 - -
officer of Mortgagor. The Quarterly Financial Presentation shall include the following schedules for Borrower and its subsidiaries:

          (1)     Consolidated Balance Sheets;
          (2)     Consolidated Statement of Operations;
          (3)     Consolidated Statement of Cash Flows;
          (4)     Interest, Rental and Other Income Schedule;
          (5)     Net Inventories Schedule;
          (6) Consolidated Statement of Operations By Quarters, one page schedule for applicable period;
          (7)     Cost of Houses and Condominiums Sold;
          (8)     Selling, General and Administrative Expenses;
          (9)     Operations Earnings Analysis - Current Period;
          (10)    Operations Earnings Analysis - Prior Year;
          (11) Report of New Contracts, Closings and Backlog of Houses and Condominiums;
          (12)    Estimated Cost of Completion Included in Inventories; and
          (13)    Houses/Condominiums Completed or Under Construction.

      6.12 Financial Statements. If requested by Mortgagee, Mortgagor will within one hundred twenty (120) days after the end of each fiscal year, furnish to Mortgagee annual tax returns and K-1's Schedules, together with a complete financial statement including profit and loss and income and expense statements, balance sheet and reconciliation of surplus which statement shall, at
Mortgagee's option, prepared by the certified public accountant regularly serving the Mortgagor. All costs shall be paid by Mortgagor. Notwithstanding the foregoing, Mortgagor may deliver its tax returns to Mortgagee when Mortgagor delivers its tax returns to the Internal Revenue Service.

      6.13 Other Indebtedness Secured. This Mortgage is also given as security for any and all other sums, indebtedness, obligations and liabilities of any and every kind now or hereafter during the term hereof owing and to become due from Mortgagor to Mortgagee, however created, incurred, evidenced, acquired or arising, whether under the Note or this Mortgage, or any other instrument, obligation, contract, agreement or dealing of any and every kind now or hereafter existing or entered into between Mortgagor and Mortgagee, or otherwise, as amended, modified or supplemented from time to time, and whether direct, indirect, primary, secondary, fixed or contingent, and any and all renewals, modifications or extensions of any or all of the foregoing.

      6.14    Additional Provisions if checked - see addendum.
              X


                                   - - 223 - -

WAIVER OF JURY TRIAL. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE'S ACCEPTING THIS MORTGAGE FROM MORTGAGOR.


                                   - - 224 - -

      IN WITNESS WHEREOF, Mortgagor has hereunto set hand and seal all done as of the day and year first hereinabove written.

Signed, Sealed & Delivered in the Presence of:


------------------------------
      ORIOLE HOMES CORP., a Florida
Print Name: __________________________
      corporation



------------------------------
Print Name: __________________________     By:__________________________________
                                              Mark A. Levy, President
                                              ("MORTGAGOR")


                                   - - 225 - -

STATE OF FLORIDA         )
                         )SS.
COUNTY OF _________      )

The foregoing instrument was acknowledged before me this ___ day of December, 1998, by Mark A. Levy, as President of ORIOLE HOMES CORP., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced _____________________ (type of identification) as identification.


      ---------------------------------------


      NOTARY PUBLIC, STATE OF FLORIDA


      Printed Name:_________________________


      My Commission Expires:________________
 [Notary Seal]

              My Commission No.:_____________________


                                   - - 226 - -

                                    ADDENDUM
                                    --------


      THIS ADDENDUM TO MORTGAGE AND SECURITY AGREEMENT ("Addendum") is entered into simultaneously with that certain Mortgage and Security Agreement ("Mortgage") executed by ORIOLE HOMES CORP., a Florida corporation ("Mortgagor" or "Borrower") in favor of FIRST UNION NATIONAL BANK, ("Mortgagee" or "Lender") and is attached to said Mortgage.

      1. Loan Documents. Mortgagor covenants to comply with and abide by each of the stipulations, agreements, conditions and covenants contained in this Mortgage, the Note, the Loan Agreement, the Loan Commitment (as hereinafter defined) and in all other loan documents executed in connection therewith (collectively, the "Loan Documents"). A default or delinquency under this Mortgage after any applicable grace period shall automatically and immediately constitute a default under the Note and under all other Loan Documents due to which default Mortgagee may exercise all of its remedies thereunder (including any other credit facility extended by Lender to Borrower). A default or delinquency under the Note or under any other Loan Document (including any other credit facility extended by Lender to Borrower) after any applicable grace period shall automatically and immediately constitute a default under this Mortgage due to which default Mortgagee may exercise all of its remedies hereunder.

      2. Mortgagee's Option to Cure. In the event the Mortgagor fails to pay any charges or obligations required to be paid by the Mortgagor under the Mortgage or this Addendum within the time set forth for such payment, the Mortgagee shall have the right to pay such charge or obligation without waiving or affecting the option of the Mortgagee to consider this Mortgage in default pursuant to Article V of the Mortgage. Every such payment shall be deemed to be added the principal of the Indebtedness, shall be secured by this Mortgage and shall be due and payable on demand with interest at the rate set forth in the Note applicable to a period when default exists thereunder.

      3. Additional Financing. The obtaining of any additional financing secured by the Mortgaged Property, or any part thereof, or any other encumbrance of the Mortgaged Property, or any part thereof, including, without limitation, the liens of unpaid real and personal taxes, and liens imposed by governmental or quasi-governmental authority and also any "wraparound" financing, without the prior written consent of the Mortgagee, shall constitute a material default and an Event of Default under this Mortgage and Mortgagee may, at Mortgagee's option, enforce any and all of Mortgagee's rights and remedies set forth in this Mortgage.

      4. Compliance with Loan Commitment. The Mortgagor shall timely comply with, abide by and perform all of the terms and conditions of that certain letter of commitment between the Mortgagor and the Mortgagee, dated December 11, 1998, as amended by that letter dated December 14, 1998, the terms of which are incorporated herein by reference, including all attachments and

                                   - - 227 - -
exhibits (the "Loan Commitment"), on its part to be complied with, abided by and performed. In the event of any conflict between the terms of the Loan Commitment and this Mortgage, the terms of this Mortgage shall control and govern.

      5. Mechanics'/Materialmen's Liens. Mortgagor shall not permit any mechanics', laborers' or materialmen's liens to stand against the Mortgaged Property. If any such lien shall at any time be recorded against the Mortgaged Property, then Mortgagor shall (A) give written notice thereof promptly to Mortgagee; and (B) cause the same to be discharged of record within ten (10) days after receipt of notice of same, either by payment, deposit or bond. If Mortgagor fails to discharge any such lien within such period, the Mortgagee, in addition to any other right or remedy hereunder, shall have the option (but not the obligation) to procure the discharge of such lien either by depositing the amount claimed to be due in court, or by bonding. Any amount paid or deposited by Mortgagee to discharge such lien, and all costs and other expenses, including all reasonable attorneys' fees and paralegals' fees, including any sales or service tax due and payable upon the attorneys' fees and paralegals' fees, incurred in defending any action to foreclose such lien, shall be deemed a part of the Indebtedness, shall be due and payable, without demand, immediately, and shall be payable with interest from the date of the advance thereof at the rate set forth in the Note applicable to a period when default exists thereunder.

      6. Loan Agreement. The Mortgagor will cause the improvements specified in the Construction Loan Agreement dated on even date herewith executed by the Mortgagor ("Loan Agreement") to be constructed in accordance with all of the terms, provisions and conditions of the Loan Agreement, will pursue such construction with due diligence and complete same on or before the date of completion specified in the Loan Agreement, will comply with all the covenants made by it in the Loan Agreement and will permit no default to occur thereunder. Reference is made herein to the Loan Agreement for all purposes to the same extent and effect as if the Loan Agreement was fully set forth herein and made a part of this Mortgage.

      In the event of the Mortgagor's failure to carry on or complete construction or other default of the Mortgagor under the Loan Agreement and whether or not the Mortgagee shall cause the indebtedness to become immediately due and payable, the Mortgagee, after due notice to the Mortgagor, is hereby vested with full and complete authority to enter upon the Mortgaged Property to employ watchmen to protect the Mortgaged Property from depredation or injury and to preserve and protect the personal property therein, to continue any and all outstanding contracts for erection and completion of the improvements on the Mortgaged Property, to make and enter into any contracts and obligations wherever necessary, either in its own name as Mortgagee hereunder or in the name of the Mortgagor, and pay and discharge all debts, obligations and liabilities incurred thereby. All sums so advanced by the Mortgagee (exclusive of advances of the principal of the indebtedness) shall be added to the principal of the indebtedness, shall be secured by this Mortgage and shall be due and payable on demand with interest at the rate set forth in the Promissory Note applicable to a period when default exists thereunder.

                                   - - 228 - -

      7. Relief From Automatic Stay. Mortgagor hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, including the forbearance of Mortgagee from exercising its rights and remedies otherwise available to it under the Loan documents, as hereby amended, the receipt and sufficiency of which are hereby acknowledged, in the event Mortgagor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, Mortgagee shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Mortgagee as provided in the Loan Documents, as hereby amended, and as otherwise provided by law.

      8. Partial Releases. The Mortgagor shall be required to repay principal amounts outstanding under the Note from the proceeds of the sale of Houses (as defined in the Loan Agreement). The Mortgagee shall release each House from the lien operation and effect of the Mortgage upon Mortgagee's receipt of $42,000.00, which sum shall be allocated against the amounts outstanding under the Acquisition Note, together with 100% of all monies funded by Mortgagee towards all hard and soft construction costs and interest carry for the particular House for which a release is requested which sum shall be allocated against the amounts funded under the Construction Note (hereinafter referred to as "Release Price"). The Release Price shall be utilized to repay the principal amount outstanding under the Note. If Mortgagor pays the principal reduction payment of Six Hundred Eighty-Eight Thousand Four Hundred and 00/100 U.S. Dollars ($688,400.00) due under the Acquisition Note within ninety (90) days after the date the Acquisition Note is funded, then the Release Price shall be reduced from Forty-Two Thousand and 00/100 U.S. Dollars ($42,000.00) to Thirty-Three Thousand 00/100 U.S. Dollars ($33,000.00). If, upon the execution hereof, the principal amount funded under the Acquisition Note is not greater than Three Million Sixty-One Thousand Six Hundred and 00/100 U.S. Dollars ($3,061,600.00), then the Release Price as of the date hereof shall be Thirty-Three Thousand and 00/100 U.S. Dollars ($33,000.00). In addition, Mortgagor shall pay accrued but unpaid interest. The Mortgagor shall be responsible for paying all of Mortgagee's expenses and costs incurred in connection with the release of Houses from the lien operation and effect of the Mortgage.

      9. Management/Marketing Firm. In an Event of Default hereunder, Mortgagee has the right to review and approve any property management firm and/or marketing firm selected by

                                   - - 229 - -

Mortgagor with respect to the Mortgaged Property. Mortgagor shall not substitute management or marketing firms, or change the terms of said agreement(s), without Lender's prior written consent, which shall not be unreasonably withheld or delayed.

      10. Indemnification. The Mortgagor has read and does hereby approve the legal description of the Property which is the subject of this Mortgage, as set forth in Exhibit "A" attached hereto and incorporated by reference herein, and hereby agrees to indemnify the Mortgagee and its attorneys with respect to any liability which might arise as a consequence of Section 697.10 of the Florida Statutes. Furthermore, Mortgagor shall indemnify Mortgagee with respect to any and all liability or damages which may arise out of any development work existing and previously completed on the Mortgaged Property, whether or not inspected by Mortgagee or Palm Beach County, and any requirements that Palm Beach County may impose subsequent to the Closing, including, but not limited to, correcting any defects which Palm Beach County may require upon inspection of the Mortgaged Property and the Improvements to be constructed thereon.

      11. Cross Default. In the event that Mortgagor shall be in default with respect to this Mortgage, the Loan Agreement, the L/C Facility and the loan evidenced by the Note, then Mortgagor hereunder shall be deemed in default with respect to all loans from Mortgagee to Mortgagor. In the event Mortgagor shall be in default with respect to any loan whatsoever from Mortgagee, then Mortgagor hereunder shall be deemed to be in default with respect to this Mortgage and the loan evidenced by the Note.




                                   - - 230 - -

      IN WITNESS WHEREOF, Mortgagor has hereunto set hand and seal all done simultaneously with the execution of the Mortgage.


                                   - - 231 - -

Signed, Sealed & Delivered in the Presence of:


------------------------------
      ORIOLE HOMES CORP., a Florida
Print Name: __________________________
      corporation



------------------------------
Print Name: __________________________     By:__________________________________
                                              Mark A. Levy, President


                                             ("MORTGAGOR")


STATE OF FLORIDA                      )
                                      )SS.
COUNTY OF _________                   )

      The foregoing instrument was acknowledged before me this ___ day of December, 1998, by Mark A. Levy, as President of ORIOLE HOMES CORP., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced _____________________ (type of identification) as identification.




      ---------------------------------------


      NOTARY PUBLIC, STATE OF FLORIDA


      Printed Name:_________________________


      My Commission Expires:________________
 [Notary Seal]

              My Commission No.:_____________________





                                   - - 232 - -

                                   EXHIBIT "A"
                                   -----------

                               (Legal Description)

                                To be determined

                                   - - 233 - -

                                   EXHIBIT "B"
                                   -----------


      (a) all easements and other rights now or hereafter made appurtenant to the real property described on Exhibit "A" ("Real Property");

      (b) all goods, inventory, intangible personal property, licenses (including without limitation, liquor licenses), apparatus, machinery, equipment, furnishings, fixtures, fittings, appliances and air conditioning and heating equipment, furniture, freezing equipment, and other property of every kind and nature whatsoever owned by Mortgagor/Debtor, or in which Mortgagor/Debtor has or shall have an interest, now or hereafter located upon the Real Property, or appurtenant thereto, and usable in connection with the day to day operation of the Real Property, and the right, title and interest of Mortgagor/Debtor in and to any of the equipment located upon the Real Property, which may be subject to any security agreements (as defined in the Uniform Commercial Code);

      (c) all awards or payments, including interest thereon, which may be made with respect to the Real Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Real Property;

      (d) all leases and other agreements affecting the use or occupancy of the Real Property now or hereafter entered into and the right to receive and apply the rents, issues and profits of the Real Property, and any security deposits paid in connection therewith;

      (e) all rights of Mortgagor/Debtor in and to all present and future fire, flood, liability and/or hazard insurance policies pertaining to all or any portion of the Real Property and/or any items covered by this instrument, including without limitation any unearned premiums and all insurance proceeds or sums payable in lieu of or as compensation for the loss of or damage to all or any portion of the Real Property and/or any items covered by this instrument;

      (f) the right (but not the obligation), in the name and on behalf of Mortgagor/Debtor, to appear in and defend any action or proceeding brought with respect to the Real Property and to commence any action or proceeding to protect the interest of the Mortgagee/Secured Party in the Real Property;

      (g) all tenements, hereditaments, easements, riparian or other rights and appurtenances thereunto belonging or in any wise appertaining, including all right, title and interest of Mortgagor/Debtor in and to the underlying title of any roads or other dedicated area abutting the Real Property, and the reversions, remainders, rents, issues and profits thereof, and all after-acquired title of Mortgagor/Debtor in the Real Property;


                                    - - 1 - -

      (h) all abstracts of title, contract rights, management, franchise and service agreements, accounts, occupancy permits and licenses, building and other permits, governmental approvals, licenses, agreements with utilities companies, water and sewer capacity reservation agreements, bonds, governmental applications and proceedings, feasibility studies, maintenance and service contracts, marketing agreements, development agreements, surveys, engineering work, architectural plans and engineering plans, site plans, landscaping plans, engineering contracts, architectural contracts, and all other contracts respecting the Real Property and all other consents, approvals and agreements which Mortgagor/Debtor may now or hereafter own in connection with the Real Property and/or any improvements constructed thereon, and all deposits, down payments and profits paid or deposited thereunder, now existing or hereafter obtained by or on behalf of Mortgagor/Debtor;

      (i) all sanitary and storm sewer, water and utility service agreements within the Real Property as to which Mortgagor/Debtor is a party or beneficiary;

      (j) all building materials, appliances and fixtures now owned or hereafter to be acquired by or on behalf of Mortgagor/Debtor and intended for use in the construction of or incorporated, annexed to, or located in, or to be incorporated in, annexed to, or located in the buildings and improvements to be constructed on the Real Property or any part thereof. Said materials and personal property shall include but not be limited to lumber, plaster, cement, shingles, roofing, plumbing fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass doors, flooring, paint, lighting fixtures and unattached refrigerating, cooking, heating and ventilating appliances and equipment, kitchen goods, hotel goods, restaurant goods, bar goods, tools, lawn equipment, floor coverings;

      (k) any monies and any escrow accounts established or accrued pursuant to that certain Mortgage encumbering the Real Property made by Mortgagor/Debtor in favor of Mortgagee/Secured Party;

      (l) any property or other things of value acquired with or paid for by any future advances pursuant to the said Mortgage;

      (m) all contracts of sale and purchase agreements respecting the Real Property, all contracts for deed and any notes and mortgages executed and delivered to Mortgagor/Debtor in connection with any contracts for deed otherwise, and any other contracts entered into by Mortgagor/Debtor respecting or relating in any manner to the Real Property;

      (n) all income and profits due or to become due under any contracts of sale or purchase agreements respecting the Real Property, now existing or hereafter obtained by or on behalf of Mortgagor/Debtor;


                                    - - 2 - -

      (o) all refunds of property taxes relating to the Real Property or any other property covered by this financing statement;

      (p) all accounts receivable arising from operations conducted at the Real Property;

      (q) all of the water, sanitary and storm sewer systems now or hereafter owned by the Mortgagor/Debtor which are now or hereafter located by, over, or upon the Real Property or any part or parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes and appurtenances;

      (r) all of the right, title and interest of the Mortgagor/Debtor in and to any copyrights, trademarks, service marks, trade names, names of businesses, or fictitious names of any kind used in conjunction with the operation of any business or endeavor located on the Real Property;

      (s) all of Mortgagor/Debtor's interest in all utility security deposits or bonds on the Real Property or any part or parcel thereof;

      (t) any and all balances, credits, deposits, accounts or monies of the Mortgagor/Debtor and all guarantors and all other such properties and securities then or thereafter established with or in the possession of the Mortgagee/Secured Party; and

      (u) all warranties, guaranties, instruments, documents, chattel papers and general intangibles relating to or arising from the foregoing collateral, now owned or hereafter acquired by Mortgagor/Debtor.

      (v) all rights of Mortgagor/Debtor under the terms and conditions of any Master Swap Agreement which may be in effect from time to time.

      Together with all substitutions for, alterations, repairs and replacements of any of the foregoing and any and all proceeds (whether cash proceeds or non-cash proceeds), products, renewals, accessions and additions or any of the foregoing.



                                    - - 3 - -